As filed with the Securities and Exchange Commission on August 7, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

COLUMBIA BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	93-1193156 (I.R.S. Employer Identification No.)
420 East Third Street, Suite 200, P.O. Box 1050 The Dalles, Oregon 97058
(Address of Principal Executive Offices, including Zip Code)
Columbia Bancorp 1999 Stock Incentive Plan
(Full Title of the Plan)
Greg B. Spear, CFO
420 East Third Street, Suite 200
The Dalles, Oregon 97058
(Name and Address of Agent for Service)
(541) 298-6612
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Marcus J. Williams
Davis Wright Tremaine LLP
1201 Third Avenue
Suite 2200
Seattle, Washington 98101-3045
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum
Title of Securities to be Registered	Registered(1)	Offering Price Per Unit(2)	Aggregate Offering Price	Amount of Registration Fee(2)
Columbia Bancorp Common Stock	750,000 Shares	$4.36	$3,270,000	$128.54

(1)	This Registration Statement covers 750,000 shares of Registrant’s Common Stock authorized for inclusion pursuant to the equity incentive plan described herein pursuant to an amendment thereto effected upon approval of the shareholders of the Registrant on April 24, 2008. This Registration Statement also covers any additional shares of Common Stock which become issuable under the Columbia Bancorp 1999 Stock Incentive Plan by reason of any stock dividend, stock split, or similar transaction.

(2)	Estimated solely for the purpose of this Registration Statement pursuant to Rules 457(c) and the high and low prices of the Common Stock of Columbia Bancorp as reported in the Nasdaq National Market on August 5, 2008.

Part II
Item 3. Incorporation of Documents By Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.2
EXHIBIT 5.1
EXHIBIT 23.1

INTRODUCTORY STATEMENT
     This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (File No. 333-79229) relating to the Columbia Bancorp 1999 Stock Incentive Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.
Part II
Item 3. Incorporation of Documents By Reference
     Columbia Bancorp (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
     a. Registrant’s Annual Report filed with the Commission on Form 10-K, File No. 000-27938, for the fiscal year ended December 31, 2007 filed on March 17, 2008;
     b. Registrant’s Quarterly Reports filed with the Commission on Form 10-Q, File No. 000-27938, filed on May 12, 2008 and Registrant’s Current Reports filed with the Commission on Form 8-K, File No. 000-27938, filed on January 10, 2008, January 23, 2008, February 4, 2008, March 13, 2008, March 17, 2008, April 4, 2008, April 8, 2008, April 11, 2008, April 23, 2008, April 30, 2008, June 6, 2008 and July 24, 2008, excluding the information contained therein described in Item 402(a)(8) of the Commission’s Regulation S-K;
     c. The description of common stock contained in the Registrant’s Registration Statement on Form S-1, File No. 333-64225, filed with the Commission on September 25, 1998, and any amendment or report filed for the purpose of updating such description filed after the date of this Registration Statement.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The following Exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description

4.2	Columbia Bancorp 1999 Stock Incentive Plan, as amended.

5.1	Opinion of Davis Wright Tremaine, LLP.

23.1	Consent of Moss Adams LLP, Independent Auditors.

23.2	Consent of Davis Wright Tremaine, LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page of this Registration Statement).
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Columbia Bancorp 1999 Stock Incentive Plan, as amended.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Dalles, State of Oregon, on August 7, 2008.

COLUMBIA BANCORP, AN OREGON CORPORATION

By:	/s/ Roger L. Christensen
Roger L. Christensen
President and Chief Executive Officer
POWER OF ATTORNEY
     We, the undersigned officers and directors of the Registrant, Columbia Bancorp, a Oregon corporation, hereby severally and individually constitute and appoint Roger L. Christensen, President and Chief Executive Officer and Greg B. Spear, Chief Financial Officer, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger L. Christensen Roger L. Christensen	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2008

/s/ Greg B. Spear Greg B. Spear	Vice Chair and Chief Financial Officer (Principal Financial Officer)	August 7, 2008

/s/ Staci L. Coburn Staci L. Coburn	Principal Accounting Officer	August 7, 2008

Signature	Title	Date

/s/ Richard E. Betz Richard E. Betz	Chairman and Director	August 7, 2008

	Director	August 7, 2008
Don T. Mitchell

/s/ William A. Booth William A. Booth	Director	August 7, 2008

/s/ Dennis L. Carver Dennis L. Carver	Director	August 7, 2008

/s/ Jean S. McKinney Jean S. McKinney	Director	August 7, 2008

	Director	August 7, 2008
James J. Doran

/s/ Charles F. Beardsley Charles F. Beardsley	Director	August 7, 2008

/s/ Lori R. Boyd Lori R. Boyd	Director	August 7, 2008

/s/ Terry L. Cochran Terry L. Cochran	Director	August 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.2	Columbia Bancorp 1999 Stock Incentive Plan, as amended.

5.1	Opinion of Davis Wright Tremaine, LLP.

23.1	Consent of Moss Adams LLP, Independent Auditors.

23.2	Consent of Davis Wright Tremaine, LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page of this Registration Statement).